Exhibit 8(b)(xii)

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made as of April 18, 2011, by and between The Huntington Funds, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Unified Financial Securities, Inc., an Indiana corporation (“Distributor”), Huntington Asset Advisors, Inc., an Ohio corporation (“Adviser”), and Lincoln Life & Annuity Company of New York (“Lincoln New York”), a life insurance company organized under the laws of the State of New York.

WHEREAS, the Trust is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940 (“1940 Act”) as an open-end, diversified management investment company;

WHEREAS, the Trust is organized as a series fund comprised of separate investment, series, including each Fund;

WHEREAS, the Trust was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts offered by life insurance companies through separate accounts of such life insurance companies and also may offer its shares to certain qualified pension and retirement plans;

WHEREAS, the Trust operates under an order from the SEC, dated April 23, 2003 (File No. IC-26030) (“Order”), granting relief from various provisions of the 1940 Act and the rules thereunder to the extent necessary to permit Fund shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated participating insurance companies accounts (“Participating Insurance Companies”) and qualified pension and retirement plans outside the separate account context and any other trust, plan, account, contract or annuity trust that is within the scope of Treasury Regulation §1.817.5(f)(3)(iii) (collectively, the “Plans”);

WHEREAS, Lincoln New York has established or will establish one or more separate accounts (“Separate Accounts”) to offer variable annuity contracts (“Variable Contracts”), set forth on Exhibit B, and it seeks to have each Fund serve as certain of the underlying funding vehicles for such Variable Contracts;

WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940;

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations,  Lincoln New York intends to purchase Fund shares to serve as investment options under the Variable Contracts and each Fund is authorized to sell such shares to Lincoln New York at net asset value (“NAV”).

NOW, THEREFORE, in consideration of their mutual promises, Lincoln New York, the Trust, the Distributor and the Adviser agree as follows:

Article I. SALE OF FUND SHARES

1.1. The Trust agrees to make available to the Separate Accounts shares of each Fund as listed in Exhibit B for investment of proceeds from Variable Contracts allocated to the designated Separate Accounts, such shares to be offered as provided in Fund’s Prospectus.

1.2. The Trust agrees to sell to Lincoln New York those Fund shares which Lincoln New York orders, executing such orders on a daily basis at the NAV next computed after receipt by the Trust or its designee of the order.  For purposes of this Section, Lincoln New York shall be the designee of the Trust for receipt of such orders from Lincoln New York and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:00 a.m. New York time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its NAV.

1.3. The Trust agrees to redeem for cash, on Lincoln New York’s request, any full or fractional Fund shares held by Lincoln New York, executing such requests on a daily basis at the NAV next computed after receipt by the Trust or its designee of the request for redemption.  For purposes of this Section, Lincoln New York shall be the designee of the Trust for receipt of requests for redemption from Lincoln New York and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 8:00 a.m. New York time on the next following Business Day.

1.4. The Trust shall furnish, on or before the ex-dividend date, notice to Lincoln New York of any income dividends or capital gain distributions payable on the shares of any Fund.   Lincoln New York hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund’s shares in additional shares of the Fund.  The Trust shall notify Lincoln New York of the number of shares so issued as payment of such dividends and distributions.  Lincoln New York reserves the right to revoke this election by written notice to the Trust.

1.5. The Trust shall make the NAV per share for the selected Fund(s) available to  Lincoln New York on a daily basis as soon as reasonably practicable after the NAV per share is calculated but shall use its best efforts to make such NAV available by 6:30 p.m. New York time.  In the event of an error in the computation of a Fund’s NAV or any dividend or capital gain distribution (each, a “pricing error”), the Distributor or the Fund shall promptly notify  Lincoln New York as soon as possible after discovery of the error.  Such notification may be verbal, but shall be confirmed promptly in writing.  A pricing error shall be corrected in accordance with the Fund’s policy for correction of pricing errors (“Pricing Policy”); provided such Pricing Policy meets the requirements of the 1940 Act and any views expressed by the SEC staff.   If an adjustment is necessary to correct a material error which has caused Variable Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Variable Contract owners will be adjusted and the amount of any underpayments shall be credited by the Distributor to Lincoln New York for crediting of such amounts to the applicable Variable Contract owners accounts.  Upon notification by the Distributor of any overpayment due to a material error, Lincoln New York shall promptly remit to the Distributor any overpayment that has not been paid to the Variable Contract owners.  A pricing error shall be deemed to be “materially incorrect” or constitute a “material error” in accordance with the Fund’s Pricing Policy for purposes of this Agreement.  The standards set forth in this Section are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement.  In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

1.6. At the end of each Business Day, Lincoln New York shall use the information described in Section 1.5 to calculate Separate Account unit values for the day.  Using these unit values, Lincoln New York shall process each such Business Day’s Separate Account transactions based on requests and premiums received by it by the time as of which the Fund calculates its share price as disclosed in the Fund’s prospectus to determine the net dollar amount of the Fund shares which shall be purchased or redeemed at that day’s closing NAV per share. The net share purchase or redemption orders so determined shall be transmitted to the Trust by Lincoln New York by 9:00 a.m. New York Time on the Business Day next following Lincoln New York’s receipt of such requests and premiums.

1.7. If Lincoln New York’s order requests the net purchase of the Trust shares, Lincoln New York shall pay for such purchase by wiring federal funds to the Trust or its designated custodial account on the day the order is actually transmitted by Lincoln New York by the close of the Federal Reserve wire system.  If Lincoln New York’s order requests a net redemption resulting in a payment of redemption proceeds to Lincoln New York, the Trust shall wire the redemption proceeds to Lincoln New York on the day the order is actually received by the Trust by the close of the Federal Reserve wire system.  If Lincoln New York’s order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by the Distributor, the Trust shall so apply such proceeds on the same Business Day that Lincoln New York transmits such order to the Trust.

1.8. Notwithstanding Section 1.7, the Trust reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder.

1.9. The Trust agrees that all Fund shares will be sold only to Participating Insurance Companies which have agreed to purchase Fund shares to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986 (“Code”) and Treasury Regulation 1.817-5.  Fund shares will not be sold directly to the general public.

1.10. The Trust may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of the shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of the Trust, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of each Fund.

   1.11     If transactions in Fund shares are to be entered and settled through the NSCC’s Fund/SERV system, the following provisions shall apply:

(a)
Each party to this Agreement represents that it or one of its affiliates has entered into the Standard Networking Agreement with the NSCC and it desires to participate in the programs offered by the NSCC Fund/SERV system which provide (i) an automated process whereby shareholder purchases and redemptions, exchanges and transactions of mutual fund shares are executed through the Fund/SERV system, and (ii) a centralized and standardized communication system for the exchange of customer-level information and account activity through the Fund/SERV Networking system (“Networking”).

(b)	Each party to this Agreement represents that:

(i)	it has full power and authority under applicable law, and has taken all action necessary, to enter into and perform its obligations with respect to the NSCC, and the performance of its obligations hereunder does not and will not violate or conflict with any governing documents or agreements it maintains.

(ii)
it has the necessary and adequate personnel, space, data processing capacity or other operational capability, facilities and equipment to perform its duties and obligations hereunder in accordance with the terms of this amendment, in a businesslike and competent manner, in conformance with all laws, rules and regulations and the Fund’s and Contract’s prospectuses and SAIs, and customary industry standards.

(c)	For each Fund/SERV transaction, including transactions establishing accounts with the Underwriter or its affiliates, Lincoln New York shall provide the Funds and Distributor or its affiliates with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information), which Lincoln New York hereby certifies is and shall remain true and correct.  The Company shall maintain documents required by the Underwriter or the Funds to effect Fund/SERV transactions.  Each instruction shall be deemed to be accompanied by a representation by Lincoln New York that it has received proper authorization from each person whose purchase, redemption, account transfer or exchange transaction is effected as a result of such instruction.

  (d)           Fund/SERV instructions will be transmitted by Lincoln New York to the
NSCC by 9:00 a.m. EST on the next Business Day after Lincoln New York receives such                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                         instructions from the Account/Contractholders in accordance with Section 2.13 below.  If extenuating circumstances prevent Lincoln New York from providing the instructions by 9:00 a.m. EST on the next Business Day after Lincoln New York receives such instructions from the Account/Contractholders, Lincoln New York may provide the instructions by 9:30 a.m. EST upon notification to the Huntington Funds contact at 800.253.0412.

Fund/SERV instructions received in proper form by the Underwriter after the Cut-Off on any Business Day shall be price protected; however, settlement may be delayed upon agreement of the parties.  Lincoln New York warrants that all Fund/SERV instructions Lincoln New York transmits to NSCC for processing were received by Lincoln New York from Account/Contractholder by Close of Trading.  Lincoln New York shall transmit payment for purchase of Fund/SERV instructions to NSCC the same Business Day after receipt of Fund/SERV instructions to purchase shares is made in accordance with the provisions of Section 1.11 (d) hereof.  If Distributor has not received payment by such date, the purchase may be canceled and Lincoln New York shall be responsible for any losses incurred by the Fund as a result of such cancellation.  Payment of redemptions shall be transmitted via the NSCC to Lincoln New York on the same Business Day as the instructions were transmitted via Fund/SERV.  Daily share balance confirmations will be provided by Trust via the Fund/SERV networking system.

(e)           In the event Lincoln New York seeks to correct or cancel a previously placed Fund/SERV instruction after the Cut-Off, such cancellation or correction must be approved by the Distributor and will be processed outside of NSCC.  The Distributor shall have complete and sole discretion as to whether or not to allow the cancellation or correction to be made.  Lincoln New York agrees to promptly pay each Fund the amount of any loss incurred by the Fund as a result of such cancellation or correction.

(f)	The Distributor and the Funds reserve the right, in their sole discretion, to reject or cancel:

(1)	any Fund/SERV instruction for the purchase of shares, including Fund/SERV instructions that have been confirmed through NSCC;

(2)	any Fund/SERV instruction received: (a) in connection with an
Account if such Account’s registration is pending with NSCC; and (b) in connection with an Account prior to receipt of such Account’s registration information.

Article II. REPRESENTATIONS AND WARRANTIES

2.1. Lincoln New York represents and warrants that it is an insurance company duly organized and in good standing under the laws of Indiana and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that Lincoln Financial Distributors, Inc., the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the 1934 Act.

2.2. Lincoln New York represents and warrants that it has registered each Separate Account as a unit investment trust in accordance with the provisions of the 1940 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.  Lincoln New York represents and warrants that interests in the Separate Account under the Variable Contracts will be registered under the Securities Act of 1933 (“1933 Act”) unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws.

2.3. Lincoln New York represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

2.4. Lincoln New York represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of each Fund as required to be delivered under applicable federal or state law in connection with the offer, sale or acquisition of the Variable Contracts.

2.5. The Trust represents and warrants that the Fund shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and shall be duly authorized for issuance and sold in accordance with all applicable federal and state laws, and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares.  The Trust shall amend its registration statement under the 1933 Act and the 1940 Act as required in order to effect the continuous offering of Fund shares.

2.6. The Adviser represents and warrants that each Fund currently complies, and will continue to comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, and will notify Lincoln New York immediately upon having a reasonable basis for believing any Fund has ceased to comply will take reasonable steps to adequately diversify the Fund to achieve compliance within the grace period afforded by Regulation 1.817-5.

2.7. The Adviser represents and warrants that each Fund invested in by the Separate Account is currently qualified as a “regulated investment company” under Subchapter M of the Code, that it will maintain such qualification under Subchapter M (or any successor or similar provisions) and will notify Lincoln New York upon having a reasonable basis for believing any Fund has ceased to so qualify.

2.8. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware.

2.9. The Trust represents and warrants that its directors, officers, employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10. The Adviser represents and warrants that it is registered as an investment adviser and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.11. The Distributor represents and warrants that it is registered as a broker-dealer and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.12. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

2.13. Lincoln New York represents and warrants that all orders for the purchase and sale of Fund shares submitted to the Trust (or counted by Lincoln New York in submitting a net order under this Agreement) will have been received in good order by Lincoln New York prior to the time as of which the Fund calculates its NAV on that Business Day, as disclosed in the prospectus for the pertinent Fund (the “trading deadline”), in accordance with Rule 22c-1 under the 1940 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of Lincoln New York as described under Rule 6e-3(T)(b)(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts).  Lincoln New York will, upon reasonable request, certify to the Trust and the Distributor that Lincoln New York is in compliance with this Section.

2.14. Lincoln New York represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations and requirements, including, but not limited to, its obligations under the U.S. Bank Secrecy Act of 1970, and the rules and regulations thereunder.

Article III. PROSPECTUS AND PROXY STATEMENTS

3.1. The Trust shall prepare and file with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust.

3.2. The Trust will bear the printing costs and mailing costs associated with the delivery of the following Trust (or individual Fund) documents, and any supplements thereto, to existing Variable Contract owners of Lincoln New York who are invested in the Trust:

(i)	Prospectuses and statements of additional information;

(ii)	Annual and semi-annual reports; and

(iii)	Proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes).

Lincoln New York will submit any bills for printing, duplicating and/or mailing costs, relating to the Trust documents described above, to the Trust for reimbursement by the Trust.  Lincoln New York shall monitor such costs and shall use its best efforts to control these costs.  Upon request, Lincoln New York will provide the Trust on a semi-annual basis, or more frequently as reasonably requested by the Trust, with a current tabulation of the number of existing Variable Contract owners of Lincoln New York whose Variable Contract values are invested in each Fund.  This tabulation will be sent to the Trust in the form of a letter signed by a duly authorized officer of Lincoln New York attesting to the accuracy of the information contained in the letter.  If requested by Lincoln New York, the Trust shall provide such documentation (including a final copy of the Trust’s prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for Lincoln New York to print together in one document the current prospectus for the Variable Contracts issued by Lincoln New York and the current prospectus for the Trust.  Should Lincoln New York wish to print any of these documents in a format different from that provided by the Trust, Lincoln New York shall provide the Trust with sixty (60) days’ prior written notice and Lincoln New York shall bear the cost associated with any format change.

3.3. The Trust will provide, at its expense, Lincoln New York with the following Trust (or individual Fund) documents, and any supplements thereto, with respect to prospective Variable Contract owners of Lincoln New York:

(i)	The current prospectus suitable for printing;

(ii)	The current statement of additional information suitable for duplication;

(iii)	The current proxy material suitable for printing; and

(iv)	The current annual and semi-annual reports suitable for printing.

Lincoln New York will pay all the expenses for printing and mailing these documents.

3.4. The Trust will provide Lincoln New York with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Fund after the filing of each such document with the SEC or other regulatory authority.  Lincoln New York will provide the Trust with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account after the filing of each such document with the SEC or other regulatory authority.

3.5. Lincoln New York agrees that it will cooperate with the Distributor and the Trust by providing to the Distributor and the Trust, within thirty (30) days prior to any deadline imposed by applicable laws, rules or regulations, information regarding shares sold and redeemed and whether the Separate Accounts are registered or unregistered under the 1940 Act and any other information pertinent to enabling the Distributor and the Trust to pay registration or other fees with respect to the Trust shares sold during the fiscal year in accordance with Rule 24f-2 or to register and qualify Trust shares under any applicable laws, rules or regulations in a timely manner.

3.6. Except with respect to information regarding Lincoln New York provided in writing by that party, Lincoln New York shall not be responsible for the content of the prospectus or statement of additional information for the Trust.  Also, except with respect to information regarding the Trust, Distributor, Adviser or the Fund provided in writing by the Trust, Distributor or Adviser, neither the Trust, the Distributor nor Adviser are responsible for the content of the prospectus or statement of additional information for the Variable Contracts.

Article IV. SALES MATERIALS; PRIVACY

4.1. Lincoln New York will furnish, or will cause to be furnished, to the Trust and the Distributor, each piece of sales literature or other promotional material in which the Trust, the Distributor or Adviser is named, at least ten (10) Business Days prior to its intended use.  No such material will be used if the Trust or the Distributor objects to its use in writing within ten (10) Business Days after receipt of such material.

4.2. The Trust and the Distributor will furnish, or will cause to be furnished, to Lincoln New York, each piece of sales literature or other promotional material in which Lincoln New York or its Separate Accounts are named, at least ten (10) Business Days prior to its intended use.  No such material will be used if Lincoln New York objects to its use in writing within ten (10) Business Days after receipt of such material.

4.3. The Trust and its affiliates and agents shall not give any information or make any representations on behalf of Lincoln New York or concerning Lincoln New York, the Separate Accounts, or the Variable Contracts issued by Lincoln New York, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or educational or other promotional material approved by Lincoln New York or its designee, except with the written permission of Lincoln New York.

4.4. Lincoln New York and its affiliates and agents shall not give any information or make any representations on behalf of the Trust or a Fund or concerning the Trust or a Fund other than the information or representations contained in a registration statement or prospectus for the Trust, as such registration statement and prospectus, or in sales literature or other educational or promotional material approved by the Trust or its designee, except with the written permission of the Trust.

4.5. Subject to law and regulatory authority, each party to this Agreement shall treat as confidential all information pertaining to the owners of the Variable Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.  Each party shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P.  The provisions of this Section shall survive the termination of this Agreement.

Article V. POTENTIAL CONFLICTS

5.1. The Board of Trustees of the Trust (the “Board”) will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the Trust and holders through Qualified Plans.  A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Trust are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.

5.2. Lincoln New York will report any potential or existing conflicts to the Board.  Lincoln New York will be responsible for assisting the Board in carrying out its responsibilities under the conditions (“Conditions”) set forth in the notice issued by the SEC for the Trust (the “Notice”), by providing the Board with all information reasonably necessary for it to consider any issues raised.  This responsibility includes, but is not limited to, an obligation by Lincoln New York to inform the Board whenever Variable Contract owner voting instructions are disregarded by Lincoln New York.  These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

5.3. If a majority of the Trust’s Trustees or a majority of its disinterested trustees (“Independent Trustees”) determines that a material irreconcilable conflict exists, affecting Lincoln New York, Lincoln New York, at its expense and to the extent reasonably practicable (as determined by a majority of Independent Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the Trust  or any Fund thereof and reinvesting those assets in a different investment medium, which may include another Fund of the Trust or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.  If a material irreconcilable conflict arises because of Lincoln New York’s decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, Lincoln New York may be required, at the election of the Trust, to withdraw its Separate Account’s investment in the Trust, and no charge or penalty will be imposed as a result of such withdrawal.  The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

For the purposes of this Section, a majority of the Independent Trustees shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for any Variable Contract.  Further, Lincoln New York shall not be required by this Section to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.

5.4. The Board’s determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to Lincoln New York.

5.5. No less than annually, Lincoln New York shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions.  Such reports, materials, and data shall be submitted more frequently if the Board deems appropriate.

Article VI. VOTING

6.1. To the extent required by Section 12(d)(1)(E)(iii)(aa) of the 1940 Act or Rule    6e-2 or Rule 6e-3(T) thereunder, or other applicable law, whenever Trust shall have a meeting of shareholders of any series or class of shares, Lincoln New York shall:

•	Solicit voting instructions from Variable Contract owners;

•	Vote Trust shares held in each Separate Account at such shareholder meetings in accordance with instructions received from Variable Contract owners;

•
Vote Trust shares held in each Separate Account for which it has not received timely instructions in the same proportion as it votes the applicable series or class of Trust shares for which it has received timely instructions; and

•
Vote Trust shares held in its general account in the same proportion as it votes the applicable series or class of Trust shares held by the Separate Accounts for which it has received timely instructions.

Except with respect to matters as to which Lincoln New York has the right under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act to vote Trust shares without regard to voting instructions from Variable Contract owners, neither Lincoln New York nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Trust Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Variable Contract owners) of matters put before the shareholders or a vote recommended by Trust Board.  Lincoln New York shall be responsible for assuring that it calculates voting instructions and votes Trust shares at shareholder meetings in a manner consistent with other Participating Insurance Companies.  The Trust shall notify Lincoln New York of any changes to the Order or conditions.  Notwithstanding the foregoing, Lincoln New York reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

6.2. If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then the Trust and/or Lincoln New York, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

Article VII. INDEMNIFICATION

7.1. Indemnification by Lincoln New York.  Lincoln New York agrees to indemnify and hold harmless the Trust, the Distributor and the Adviser and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls the Trust, the Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of Sections 7.1 to 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Lincoln New York, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)
Arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or sales literature for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Lincoln New York by or on behalf of the Trust for use in the registration statement, prospectus or sales literature for the Variable Contracts or in the Variable Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Fund shares;

(b)
Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by Lincoln New York, or persons under its control) or wrongful conduct of Lincoln New York or any of its directors, officers, employees or agents, with respect to the sale or distribution of the Variable Contracts or Fund shares;

(c)
Arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust for inclusion therein by or on behalf of Lincoln New York;

(d)	Arise as a result of any failure by Lincoln New York to substantially provide the services and furnish the materials under the terms of this Agreement; or

(e)
Arise out of or result from any material breach of any representation and/or warranty made by Lincoln New York in this Agreement or arise out of or result from any other material breach of this Agreement by Lincoln New York.

7.2. Lincoln New York shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

7.3. Lincoln New York shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Lincoln New York in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Lincoln New York of any such claim shall not relieve Lincoln New York from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against an Indemnified Party, Lincoln New York shall be entitled to participate at its own expense in the defense of such action.

7.4. Indemnification by the Adviser.  The Adviser agrees to indemnify and hold harmless Lincoln New York and each of its directors, officers, employees, and agents and each person, if any, who controls Lincoln New York within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for the purposes of Sections 7.4 to 7.6) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)
Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, the Distributor or the Trust by or on behalf of Lincoln New York for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or Fund shares;

(b)
Arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Trust, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Variable Contracts or Fund shares;

(c)
Arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Lincoln New York for inclusion therein by or on behalf of the Trust;

(d)	Arise as a result of a failure by the Trust to substantially provide the services and furnish the materials under the terms of this Agreement; or

(e)
Arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Distributor or the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Trust.

7.5. The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to Lincoln New York.

7.6. The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate at its own expense in the defense thereof.

7.7. The provisions of this Article VII shall survive the termination of this Agreement.

Article VIII. TERM; TERMINATION

8.1. This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

8.2. This Agreement shall terminate in accordance with the following provisions:

(a)	At the option of Lincoln New York or the Trust at any time from the date hereof upon 90 days’ notice, unless a shorter time is agreed to by the parties;

(b)
At the option of Lincoln New York or the Trust, if Fund shares are not reasonably available to meet the requirements of the Variable Contracts.  Prompt notice of election to terminate shall be furnished by Lincoln New York.  The termination will be effective ten days after receipt of notice unless the Trust makes available a sufficient number of Fund shares to reasonably meet the requirements of the Variable Contracts within the ten-day period;

(c)
At the option of Lincoln New York, upon the institution of formal proceedings against the Trust, the Distributor or Adviser by the SEC,  FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Lincoln New York’s reasonable judgment, materially impair the Trust’s, the Distributor’s or the Adviser’s ability to meet and perform their respective obligations and duties hereunder.  Prompt notice of election to terminate shall be furnished by Lincoln New York with said termination to be effective upon receipt of notice;

(d)
At the option of the Trust, the Distributor or the Adviser, upon the institution of formal proceedings against Lincoln New York by the SEC, FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Trust’s reasonable judgment, materially impair Lincoln New York’s ability to meet and perform its obligations and duties hereunder.  Prompt notice of election to terminate shall be furnished by Trust with said termination to be effective upon receipt of notice;

(e)
At the option of Lincoln New York, in the event the Trust’s shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by Lincoln New York.  Termination shall be effective immediately upon notice to the Trust;

(f)
At the option of the Trust if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Trust reasonably believes that the Variable Contracts may fail to so qualify.  Termination shall be effective upon receipt of notice by Lincoln New York;

(g)
At the option of Lincoln New York, upon the Trust’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of Lincoln New York within ten days after written notice of such breach is delivered to the Trust;

(h)
At the option of the Trust, upon Lincoln New York’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Trust within ten days after written notice of such breach is delivered to Lincoln New York;

(i)
At the option of the Trust, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law.  Termination shall be effective immediately upon such occurrence without notice to Lincoln New York;

(j)
At the option of Lincoln New York in the event that any Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if Lincoln New York reasonably believes that any Fund may fail to so qualify.  Termination shall be effective immediately upon notice to the Trust;

(k)
At the option of Lincoln New York in the event that any Fund fails to meet the diversification requirements specified in Article II hereof or if Lincoln New York reasonably believes that any Fund may fail to meet such diversification requirements.  Termination shall be effective immediately upon notice to the Trust; and

(l)
In the event this Agreement is assigned without the prior written consent of Lincoln New York, the Trust, the Distributor and the Adviser, termination shall be effective immediately upon such occurrence without notice.

8.3. Notwithstanding any termination of this Agreement pursuant to Section 8.2 hereof, the Trust shall, at the option of Lincoln New York, continue to make available additional Fund shares, as provided below, for so long as Lincoln New York desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (“Existing Contracts”).  Specifically, without limitation, if Lincoln New York so elects to make additional Fund shares available, the owners of the Existing Contracts or Lincoln New York, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the payment of additional premiums under the Existing Contracts.  In the event of a termination of this Agreement, Lincoln New York, as promptly as is practicable under the circumstances, shall notify the Trust, the Distributor and the Adviser whether Lincoln New York elects to continue to make Fund shares available after such termination.  If Fund shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.

8.4. Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, Lincoln New York shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to Lincoln New York’s assets held in the Separate Accounts or invested directly), and Lincoln New York shall not prevent Variable Contract owners from allocating payments to a Fund that was otherwise available under the Variable Contracts, until thirty (30) days after Lincoln New York shall have notified the Trust of its intention to do so.

Article IX.            NOTICES

Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:	The Huntington Funds 2960 N. Meridian St. Suite 300 Indianapolis, IN 46208 Attn: Jeffrey Young
If to the Distributor:	Unified Financial Securities, Inc. 2960 N. Meridian Street Suite 300 Indianapolis, IN 46208 Attn: Anna Maria Spurgin
If to the Adviser:	Huntington Asset Advisors, Inc. 41 South High Street Columbus, OH 43287 Attn: Paula Jurcenko
If to Lincoln New York:	Lincoln Life & Annuity Company of New York c/o The Lincoln National Life Insurance Company 1300 S. Clinton Street Fort Wayne, IN 46802 Attn: Funds Management
Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS

10.1. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.2. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

10.3. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware without regard to conflicts of laws principles thereof.  It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

10.4. The parties agree that the assets and liabilities of each Fund are separate and distinct from the assets and liabilities of each other Fund.  No Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund.  No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Fund.

10.5. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

10.7. No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the Trust, the Distributor, the Adviser and Lincoln New York; provided, however, that the Adviser may from time to time update Exhibit A to this Agreement, with a copy to Lincoln New York in due course, to add a new Fund, delete an inactive or terminated Fund, or reflect the change of name of a Fund.  The establishment by Lincoln New York of an account in any Fund, whether or not as yet reflected on an updated Exhibit A, shall constitute the agreement by Lincoln New York and the Trust, the Distributor and the Adviser to be bound by the provisions of this Agreement with respect to that Fund.

10.8. Notwithstanding anything to the contrary contained herein, the Trust, the Distributor and the Adviser agree that Lincoln New York shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.6111-2(c)(3).

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

THE HUNTINGTON FUNDS By: /s/ R. Jeffrey Young Name: R. Jeffrey Young Title: Chief Executive Officer	HUNTINGTON ASSET ADVISORS, INC. By: /s/ Ron Corn Name: Ron Corn Title: CCO
UNIFIED FINANCIAL SECURITIES, INC. By: /s/ Anna Maria Spurgin Name: Anna Maria Spurgin Title: Assistant Vice President	LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK By: /s/ Daniel R. Hayes Name: Daniel R. Hayes Title: Vice President

Exhibit A

The currently available Funds of the Trust are:

Huntington VA Balanced Fund
Huntington VA Dividend Capture Fund
Huntington VA Growth Fund
Huntington VA Income Equity Fund
Huntington VA International Equity Fund
Huntington VA Macro 100 Fund
Huntington VA Mid Corp America Fund
Huntington VA New Economy Fund
Huntington VA Real Strategies Fund
Huntington VA Rotating Markets Fund
Huntington VA Situs Fund
Huntington VA Mortgage Securities Fund

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Exhibit B

Separate Accounts of Lincoln New York Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts are subject to this Agreement:

 Lincoln New York Account N

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following contracts are subject to this Agreement:

Lincoln ChoicePlusSM Design